                                                                    EXHIBIT 10.6


                             ADVERTISING AGREEMENT


     This Advertising Agreement ("AGREEMENT"), dated as of January 5, 1998 is made by and between CDnow, a Pennsylvania corporation, and GeoCities, a California corporation ("GEOCITIES"). CDnow and GeoCities sometimes are referred to collectively as the "PARTIES" and individually as a "PARTY."

     In consideration of the mutual promises contained in this Agreement and intending to be legally bound, CDnow and GeoCities hereby agree as follows:

SECTION 1.  DEFINITIONS.

     The following terms (and all declensions thereof) are used in this Agreement with the respective meanings set forth below:

     1.1 "ABOVE-THE-FOLD" means situated within the portion of a page that is designed to be visible on a standard computer screen with a resolution of 640 pixels by 480 pixels without requiring the user to scroll horizontally or vertically through the page.

     1.2 "Affiliate" means, with respect to either Party, any individual or entity that, by virtue of a majority ownership interest, directly controls, is controlled by or is under common control with that Party.

     1.3 "BEYOND THE BANNER" means, any type of promotion which involves promotional techniques other than the placement of standard advertising banners or standard advertising buttons.

     1.4  "CDNOW ICONS" is defined in Section 2.1 of this Agreement.

     1.5 "CDNOW SITE" means, collectively, all points of presence and/or services maintained by CDnow or its Affiliates on the Internet or on any other public data network.

     1.6 "COMMENCEMENT DATE" means the date GeoCities first provides CDnow with all links, advertisements and other promotional placements required under Stage I described in the attached Exhibit B to this Agreement.

     1.7 "COMPETITOR" means (a) any of the Entities listed on Exhibit C, (b) any Entity that either derives more than [***] of its annual gross revenues from the retail sale of Music or Video Products, or is primarily known as [***] or
(c) any Entity with more than U.S. [***] in annual revenues from the sale of Music or Video Products, though such entities shall only be construed to be a Competitor in the event that the advertising or promotion to be placed by such entity on the GeoCities Site is related to the category of Music or Video Products. For purposes of this Section 1.7, any commercial homepage participating in GeoCities' GeoShops Program

[***] Confidential treatment requested for redacted portion.

and any Entity who exclusively manufactures or distributes, or any Entity that manufactures or distributes exclusively on behalf of a manufacturer or distributor of Music or Video Products and also engages in direct selling of Music or Video Products shall not be construed to be a Competitor. Any Entity that sells exclusively used media which contain Music or Video Products shall not be considered a Competitor hereunder.

     1.8 "CONFIDENTIAL INFORMATION" is defined in Section 13.2 of this Agreement.

     1.9 "COSMIC CREDIT PROGRAM" means a syndicated selling program of CDnow that sells Music or Video Products.

     1.10 "ENTITY" means any individual, partnership, corporation, or division, subsidiary or business unit thereof, retail site, World Wide Web site or other entity

     1.11 "EXCLUSIVE AREAS" means the GeoCities neighborhood homepages and the GeoCities neighborhood topic pages and any materially similar pages or any pages that supersede or replace these pages.

     1.12 "GEOCITIES BASIC COMMERCE PLATFORM" means the collection of links, advertisements and promotional placements (as specified in Exhibit A to this Agreement) associated with the GeoCities' neighborhood home pages and neighborhood topic pages.

     1.13 "GEOCITIES GEOSHOPS PROGRAM" means the marketing program operated by GeoCities which offers its homesteaders the opportunity to create a commercially oriented homepage within the GeoCities Site. Participants in the GeoCities GeoShops Program must confirm that their annual revenues are Two Hundred Fifty Thousand Dollars ($250,000.00) or less upon application to the program..

     1.14 "GEOCITIES SITE" means, collectively, and subject to the limitations set forth in the following sentences of this Section 1.13, all points of presence and/or services maintained by GeoCities on the Internet as www.geocities.com or on any other public data network; provided, however, that "GeoCities Site" does not include any Homesteader Page or GeoShop Page with revenues annually of Two Hundred Fifty Thousand Dollars ($250,000) or less. To the extent that GeoCities enters into agreements with third parties relating to the joint development and/or hosting of co-branded or outsourced personal home page communities, such co-branded and outsourced communities shall not constitute part of the GeoCities Site, unless GeoCities determines, in its reasonable business judgment, that the inclusion of any such co-branded or outsourced communities does not in any way conflict with or violate any such agreement with a third party, or any agreements or other arrangements that such third party may have with any other party, and provided such co-branding or outsourced communities do not reduce the prominence of the GeoCities Site. If GeoCities makes such a determination, it shall notify CDnow of such determination, and the co-branded or outsourced community in question shall thereupon become part of the "GeoCities Site."

     1.15 "GEOSHOP PAGE" means any homepage created by a participant in GeoCities GeoShops program.

     1.16 "HOMESTEADER PAGE" means any personal homepage, or commercial homepage participating in GeoCities' GeoShop program (other than a GeoCities Affiliate) which resides in a "member neighborhood" on the GeoCities Site.

     1.17  "IMPRESSIONS" is defined in Section 8.5 of this Agreement.

     1.18 "INTELLECTUAL PROPERTY RIGHTS" is defined in Section 10.1 of this Agreement.

     1.19 "KEY COMMERCE PARTNERS" means up to any four (4) primary commerce partners of the GeoCities Site.

     1.20  "MAKE GOOD AMOUNT" is defined in Section 8.6 of this Agreement.

     1.21 "MARKS" means a Party's trademarks, tradenames, service marks, symbols, logos, brand names and other proprietary indicia of a Party under common law, state law, federal law and laws of foreign countries.

     1.22 "MUSIC OR VIDEO PRODUCTS" means all forms and formats of pre-recorded consumer audio and video products available for retail sale directly to consumers, excluding used media which contain Music or Video Products.

     1.23 "QUALIFYING REVENUES" means, with respect to any monthly period, the aggregate gross revenues resulting from Sessions less: (a) any shipping and handling charges associated with the sale, (b) any sales taxes associated with the sale, (c) any rebates associated with the sale and (d) any Qualifying Revenues which are attributable to returned products and which have previously been included in Qualifying Revenues.

     1.24  "RETURN ICON" is defined in Section 2.2 of this Agreement.

     1.25 "SESSION" means each instance in which a user accesses the CDnow Site via a hypertext link embedded in any link, advertisement or other promotional placement provided by GeoCities under this Agreement, and then views one or more consecutive CDnow Site pages. A Session terminates when the user exits the CDnow Site by any means.

     1.26  "URL" means Uniform Resource Locator.

     1.27 "VIEWER" means any user of the GeoCities Site who executes a link and is connected to the CDnow Site.

SECTION 2. LINKAGE

     2.1 (A) The CDnow graphic or other visual cues depicted on the attached Exhibit A and associated with one or more URLs, which may include CDnow's Marks and/or other indicia of origin (the "CDnow Icons") shall be included among the GeoCities Basic Commerce Platform hyperlink icons during the Term. When clicked upon by a Viewer, the

CDnow Icon will directly link the Viewer with the CDnow Site. GeoCities shall implement the link between the CDnow Icon and the CDnow Site.


           (B) CDnow shall furnish GeoCities with full color representations of the CDnow Icons at least ten (10) business days prior to the Commencement Date for GeoCities' use under this Agreement. If CDnow subsequently modifies one or more of the CDnow Icons or the URLs associated with the CDnow Icons, it shall furnish a representation of same to GeoCities which GeoCities shall substitute for the prior version within twenty (20) business days after receipt.

           (C) During the initial term of this Agreement, GeoCities agrees that CDnow is one of the Key Commerce Partners for the GeoCities Basic Commerce Platform that will occupy premier positions on such platform, and CDnow will be displayed and promoted in a manner no less commensurate with the display and promotion of the other Key Commerce Partners on the GeoCities Basic Commerce Platform.

           (D) GeoCities further agrees that it will display the CDnow Icons in a manner no less commensurate with its display of other vendor hyperlink icons within the GeoCities Basic Commerce Platform.

     2.2 The GeoCities graphic or other visual cue depicted on the attached Exhibit A and associated with a single URL, which may include GeoCities' Marks and/or other indicia of origin (the "Return Icon") shall be displayed by CDnow on each page of the CDnow Site viewed by a Viewer during the Term (starting when CDnow provides this capability) in the position within the page layout as shown on Exhibit A. When clicked upon by a Viewer, the Return Icon will directly link the Viewer with a specific URL in the GeoCities Basic Commerce Platform. CDnow shall create the link on the CDnow Site between the Return Icon and the GeoCities Basic Commerce Platform. GeoCities shall furnish CDnow with full color representations of the Return Icon at least ten (10) business days prior to the Commencement Date for CDnow's use under this Agreement. If GeoCities subsequently modifies the Return Icon, it shall furnish a representation of same to CDnow which CDnow shall substitute for the prior version within twenty (20) business days after receipt. The Return Icon shall be visible at the CDnow Site only to Viewers who link to the CDnow Site via the GeoCities Basic Commerce Platform and to no other visitors at the CDnow Site.

     2.3 CDnow shall ensure that the version of the CDnow Site viewed by Viewers who link to the CDnow Site through the GeoCities Basic Commerce Platform shall be substantially similar to the CDnow Site viewed by non-Viewers except for CDnow co-branded sites with third parties, the Return Icon and as elsewhere provided for in this Agreement.

SECTION 3. PROMOTIONAL PLACEMENTS

     The promotional placements are specified in Exhibit B to this Agreement.

SECTION 4. PARTICIPATION IN STRATEGIC PROGRAMS

     The terms of participation in strategic programs are specified in Exhibit B to this Agreement.

SECTION 5. COMPENSATION

     5.1 As full consideration for GeoCities' performance under this Agreement (including, without limitation, GeoCities' provision of all links, advertisements and promotions specified in Sections 2, 3 and 4), CDnow will pay GeoCities the fixed placement fees and variable incentive payments specified in this Section 5.

     5.2   During the initial term of this Agreement (as specified in Section
11.1 below), CDnow will pay GeoCities a fixed placement fee of [***] Dollars ($[***]) on the Commencement Date and [***] of the Commencement Date.

     5.3 For each [***] that occurs subsequent to the Commencement Date during the term of this Agreement (including any renewal term), CDnow will pay GeoCities the applicable percentage(s) of Qualifying Revenues set forth opposite from the range of Qualifying Revenues occurring in the first column of the table below.


               CUMULATIVE REVENUES               REVENUE          SHARE
                     [***]                      PERCENTAGE

           $  [***]                               [***]%


     5.4 For each Homesteader Page that (a) participates in the Cosmic Credit Program during the term of this Agreement and (b) within the [***] following the Homesteader Page's entering the Cosmic Credit Program, is responsible for at least $[***] in Qualifying Gross Revenue to CDnow as a result of its participation in the Cosmic Credit Program, CDnow will pay GeoCities a one-time bounty of $[***]. This provision will survive the expiration or termination of this Agreement with respect to those Homesteader Pages that join the Cosmic Credit Program within twelve (12) months prior to such expiration or termination.

     5.5 With the exception of the fixed placement fee set forth in Section 5.2, CDnow will make payments under this Section 5 on a [***] basis, in arrears. Specifically, within thirty (30) days following the end of each [***] occurring subsequent to the Commencement Date, CDnow will pay GeoCities an amount equal to the revenue share that accrued during such [***] pursuant to Section 5.3 and any bounties payable pursuant to Section 5.4.

[***] Confidential treatment requested for redacted portion.

     5.6   CDnow will deliver, together with each payment made pursuant to
Section 5.5, a written report signed by an authorized representative of CDnow that describes (in reasonable detail) CDnow's calculation of the payment amount.

     5.7 (A) GeoCities shall have the right, no more frequently than once during the initial term and each renewal term, at its expense, upon thirty (30) days advance written notice to CDnow and during CDnow's normal business hours, to have an independent certified public accountant inspect and audit the books and records of CDnow directly associated with CDnow's obligations to make payments under this Agreement, for the purpose of verifying any payments due to GeoCities under this Agreement. Any information obtained as a result of such audit shall be the Confidential Information of CDnow, and GeoCities may use such information only for the purpose of and only in such way as necessary for collecting any amounts due it under this Agreement. In the event any shortfall in payment to GeoCities is found which exceeds ten percent (10%) of the total due GeoCities for the reporting period audited, then CDnow shall promptly pay GeoCities the shortfall amount and reimburse GeoCities for all reasonable costs of the audit.

           (B) CDnow shall have the right, no more frequently than once during the initial term and each renewal term, at its expense, upon thirty (30) days advance written notice to GeoCities and during GeoCities' normal business hours, to have an independent certified public accountant inspect and audit the books and records of GeoCities directly associated with GeoCities' obligations under this Agreement, for the purpose of verifying GeoCities' satisfaction of such obligations. Any information obtained as a result of such audit shall be the Confidential Information of GeoCities, and CDnow may use such information only for the purpose of and only in such way as necessary for CDnow to enforce its rights under this Agreement. In the event GeoCities' fails to meet any obligations by more than ten percent (10%) of the total requirement of such obligations as set forth in this Agreement, then Geo Cities shall promptly pay CDnow all reasonable costs of the audit.

SECTION 6. IMPLEMENTATION

     6.1 GeoCities and CDnow acknowledge that time is of the essence in the design, development and commencement of the links, advertisements and promotional placements specified in this Agreement. Accordingly, the Parties will devote all commercially reasonable efforts to launch each link, advertisement and promotional placement as soon as reasonably possible, in accordance with a written development plan to be negotiated by the Parties in good faith.

     6.2 GeoCities, in cooperation with CDnow, will test the links, advertisements and promotional placements required under this Agreement prior to the time that they "go live" on the GeoCities Site (e.g., prior to the time that they are implemented and enabled on a production version of the GeoCities Site) and will continue to test such links, advertisements and promotional placements as is reasonable and necessary during the term of this Agreement to ensure that they function properly and as specified under this Agreement. The Parties will mutually agree when the program of links, advertisements and promotional placements will go live on the GeoCities Site.

     6.3 GeoCities will not cause any link, advertisement or promotional placement under this Agreement to go live on the GeoCities Site prior to the applicable date agreed by the Parties. Further, at CDnow's discretion, traffic from promotional links and advertising placements will be enabled in stages; provided, however, that such staging will not delay the Commencement Date.

SECTION 7. TRAFFIC DATA

     7.1 On a monthly basis, GeoCities will provide CDnow with a report in a form and via a distribution method mutually agreeable to the Parties concerning search and browsing behavior on the GeoCities Site, to the extent such behavior reasonably could relate to the online promotion or sale of Music or Video Products, or other products that CDnow may sell from time to time. CDnow will hold such data in confidence and will use it only in accordance with reasonable guidelines to be mutually agreed upon by the Parties. Notwithstanding anything to the contrary contained in this Section 7.1, GeoCities will not be required to deliver to CDnow any user data in violation of its then-existing policies regarding the protection of user information.

     7.2 CDnow will provide GeoCities with a report at least once per month of orders for CDnow's products submitted by GeoCities' users in a form and via a distribution method mutually agreeable to the Parties. Such report is to be used by GeoCities to actively track performance of various promotional tools that it has in service. GeoCities will hold such data in confidence and will use it only in accordance with reasonable guidelines to be agreed by the Parties. Notwithstanding anything to the contrary contained in this Section, CDnow will not be required to deliver to GeoCities any data in violation of its then-existing privacy policies or policies regarding the protection of actual sales information.

     7.3 GeoCities will provide CDnow with a weekly report of Impressions delivered to users of the GeoCities Site during the immediately preceding week in a form and via a distribution method media mutually agreeable to the Parties. Such report is to be used for CDnow to actively track whether GeoCities is fulfilling its obligations under this Agreement.

SECTION 8. EXCLUSIVITY AND MEDIA GUARANTEE

     8.1   [***]

     8.2 GeoCities shall be allowed to sell limited quantities of Music or Video Products through its GeoStore, though the GeoStore shall not offer more than [***] separate Music or Video Products at any point in time and such Music or Video Products shall not be sold through a Competitor. Participants in the GeoCities GeoShops Program shall be allowed to sell products in the category of Music or Video Products on the GeoCities Site.

     8.3 To preserve the benefits provided to CDnow under this Agreement in the event that GeoCities enters into any merger, acquisition, transfer of control, sale of substantial assets or similar transaction with any Competitor, CDnow shall have the right to terminate this Agreement upon thirty (30) days' written notice.


[***] Confidential treatment requested for redacted portion.

     8.4 GeoCities represents and warrants that (a) it will continue to expend at least the same amount of resources (e.g., budget, staff) as it is currently committing as of the time of execution of this Agreement for both the pages in which the Impressions appear, the GeoCities Site and the GeoCities Basic Commerce Platform generally; and (b) it will not develop or promote any space on and/or linked from the GeoCities Site which functions in a substantially similar manner to or provides the user with a substantially similar experience as the GeoCities Basic Commerce Platform and which provides a substantially similar level of integration throughout the GeoCities Site as the GeoCities Basic Commerce Platform and which would contain any Competitor's advertising or promotions for the category of Music or Video Products. If Geo Cities fails or determines not to meet the representations and warranties set forth in this
Section 8.4, then CDnow shall have the right to terminate this Agreement upon thirty (30) days' written notice.

     8.5 As a result of the deployment of the CDnow Icons on the GeoCities Site, GeoCities will deliver a guaranteed minimum number of Impressions of at least [***]. For purposes of this Agreement, "IMPRESSIONS" means a user's viewing of the CDnow ICON on a page on the GeoCities Site.

     8.6 If GeoCities fails to deliver the required minimum number of Impressions in any given month during the initial term or the then current renewal term, then GeoCities shall, within ten (10) days of the month following the month in which GeoCities failed to deliver such minimum, make good the shortfall from the prior month by using its best efforts to deliver additional Impressions equal to the number of the prior month's shortfall (the "MAKE GOOD AMOUNT") by providing CDnow with additional advertising and promotional opportunities at [***] to CDnow, with such additional advertising and promotional opportunities to be promptly, mutually agreed upon in good faith by the Parties.

SECTION 9. INDEMNIFICATION

     9.1 CDnow will defend and indemnify GeoCities and its Affiliates (and their respective employees, directors and representatives) against any claim or action brought by a third party, to the extent relating to (a) the operation of the CDnow Site, or (b) the violation of third-party intellectual property rights by any editorial content or other materials provided by CDnow for display on the GeoCities Site. Subject to GeoCities' compliance with the procedures described in Section 9.3, CDnow will pay any award against GeoCities or its Affiliates (or their respective employees, directors or representatives) and any costs and attorneys' fees reasonably incurred by GeoCities and its Affiliates resulting from any such claim or action.

     9.2 GeoCities will defend and indemnify CDnow and its Affiliates (and their respective employees, directors and representatives) against any claim or action brought by a third party, to the extent relating to (a) the operation of the GeoCities Site, or (b) the violation of any third-party intellectual property rights by any editorial content or other materials provided by GeoCities for display on the CDnow Site. Subject to CDnow's compliance with the procedures described in Section 9.3, GeoCities will pay any award against CDnow or its Affiliates (or their respective employees, directors or representatives) and any costs and attorneys' fees reasonably incurred by CDnow and its Affiliates resulting from any such claim or action.


[***] Confidential treatment requested for redacted portion.

     9.3 In connection with any claim or action described in this Section, the Party seeking indemnification (a) will give the indemnifying Party prompt written notice of the claim, (b) will cooperate with the indemnifying Party (at the indemnifying Party's expense) in connection with the defense and settlement of the claim, and (c) will permit the indemnifying Party to control the defense and settlement of the claim, provided that the indemnifying Party may not settle the claim without the indemnified Party's prior written consent (which will not be unreasonably withheld). Further, the indemnified Party (at its cost) may participate in the defense and settlement of the claim.

SECTION 10. INTELLECTUAL PROPERTY RIGHTS

     10.1 Subject to the limited license granted to GeoCities under Section 10.2, CDnow reserves all of its ownership rights, title and interest in its Intellectual Property Rights. Subject to the limited license granted to CDnow under Section 10.3, GeoCities reserves all of its ownership rights, title and interest in its Intellectual Property Rights. Neither Party grants any license to any of the Party's Intellectual Property Rights to the other Party except as specifically set forth in this Section 10. For purposes of this Agreement, "Intellectual Property Rights" means all forms of intellectual property rights and protections) including, without limitation, all right, title and interest in and to all: (a) letters patent and all filed, pending or potential applications for letters patent, including any reissue, reexamination, division, continuation or continuation-in-part applications throughout the world now or hereafter filed or issued; (b) trade secrets, and all trade secret rights and equivalent rights arising under the common law, state law, federal law and laws of foreign countries; (c) mask works, copyrights, other literary property or authors' rights, whether or not protected by copyright or as a mask work, under common law, state law, federal law and laws of foreign countries; and (d) Marks.

     10.2 CDnow hereby grants to GeoCities, during the term of this Agreement, a non-exclusive, non-transferable license to use CDnow's Marks as reasonably necessary to perform its obligations under this Agreement; provided, however, that any promotional materials containing CDnow's Marks will be subject to CDnow's prior written approval.

     10.3 GeoCities hereby grants to CDnow, during the term of this Agreement, a non-exclusive, non-transferable license to use GeoCities' Marks as reasonably necessary to perform its obligations under this Agreement; provided, however, that any promotional materials containing GeoCities' Marks will be subject to GeoCities' prior written approval.

     10.4 Neither GeoCities nor CDnow will use the other Party's Marks in a manner that disparages the other Party, its Marks or its products or services, or portrays the other Party, its Marks or its products or services in a false, competitively adverse or poor light. Each of GeoCities and CDnow will comply with the other Party's requests as to the use of the other Party's Marks and will avoid any action that diminishes the value of such Marks. Either Party's unauthorized use of the other's Marks is strictly prohibited. Each Party's use of the other Party's Marks and any and all goodwill associated therewith or that may accrue as a result of such use will inure solely to the benefit of the other Party (the owning Party).

SECTION 11. TERM AND TERMINATION

     11.1 The initial term of this Agreement will begin on the date of this Agreement and will end [***] following the Commencement Date.

     11.2 (A) CDnow will have the option to renew the term of this Agreement for a single [***] renewal term beginning on the expiration of the initial term by giving GeoCities written notice (indicating CDnow's exercise of its option to renew the term of this Agreement) at least thirty (30) days prior to the expiration of the initial term.

            (B) During such renewal term, all terms and conditions of this Agreement, except Section 11.2(a), will remain in full force and effect; provided, however, that the fixed placement fees payable pursuant to Section 5.2 will be increased (or decreased as the case may be) in the renewal term [***].

     11.3 Either Party may terminate this Agreement if the other Party (a) materially breaches this Agreement and does not cure the breach within thirty
(30) days following its receipt of written notice from the non-breaching Party, or (b) ceases to carry on the portion of its business that relates to this Agreement. In the event that CDnow terminates this Agreement pursuant to the terms of this Section 11.3, CDnow's obligation to make any further payments not yet accrued under this Agreement will be eliminated.

     11.4 Sections 1, 9, 10.1, 12 and 13 (together with all other provisions that reasonably may be interpreted as surviving termination or expiration of this Agreement) will survive the termination or expiration of this Agreement.

SECTION 12. DISCLAIMERS, LIMITATIONS AND RESERVATIONS

     12.1 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, GEOCITIES DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES REGARDING THE GEOCITIES SITE, GEOCITIES' SERVICES OR ANY PORTION THEREOF, INCLUDING (WITHOUT LIMITATION) IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, GEOCITIES SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING (A) THE AMOUNT OF SALES REVENUE THAT CDNOW MAY RECEIVE DURING THE TERM, AND (B) ANY ECONOMIC OR OTHER BENEFIT THAT CDNOW MIGHT OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT.

[***] Confidential treatment requested for redacted portion.

     12.2 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, CDNOW DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES REGARDING THE CDNOW SITE, CDNOW'S SERVICES OR ANY PORTION THEREOF, INCLUDING (WITHOUT LIMITATION) IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, CDNOW SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING (A) THE AMOUNT OF SALES REVENUES THAT MAY OCCUR DURING THE TERM, AND (B) ANY ECONOMIC OR OTHER BENEFIT THAT GEOCITIES MIGHT OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT.

     12.3 NEITHER CDNOW NOR GEOCITIES WILL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST DATA) ARISING OUT OF THIS AGREEMENT. EACH PARTY'S ENTIRE LIABILITY ARISING FROM THIS AGREEMENT (EXCEPT FOR LIABILITIES ARISING UNDER SECTION 9 OR RESULTING FROM THE PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), WHETHER IN CONTRACT OR TORT, WILL NOT EXCEED THE AMOUNTS TO BE PAID BY CDNOW UNDER SECTION 5.

     12.4 CDnow will remain solely responsible for the operation of the CDnow Site, and GeoCities will remain solely responsible for the operation of the GeoCities Site. Each Party: acknowledges that the CDnow Site and the GeoCities Site may be subject to temporary shutdowns due to causes beyond the operating Party's reasonable control; and (b) subject to the specific terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective site.

SECTION 13. MISCELLANEOUS

     13.1 The Parties are entering this Agreement as independent contractors, and this Agreement will not be construed to create a partnership, joint venture, franchise or employment relationship between them. Neither Party will represent itself to be an employee or agent of the other or enter into any agreement on the other's behalf or in the other's name.

     13.2 Each Party agrees that the Confidential Information of the other Party will be held in confidence to the same extent and the same manner as each Party protects its own Confidential Information, but each Party agrees that in no event will less than reasonable care be used. Each Party shall, however, be permitted to disclose relevant aspects of such Confidential Information to its officers, employees and consultants on a need-to-know basis for the purpose of such Party's performance of its obligations under this Agreement, provided such persons agree to protect the other party's Confidential Information to the same extent as required under this Agreement. Each Party agrees to use all reasonable steps to ensure that the other Party's Confidential Information received under this Agreement is not disclosed in violation of this paragraph. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means the terms of this Agreement, except as otherwise specifically provided in this Agreement; each Party's trade secrets, financial information, processes, formulas, specifications, programs, instructions, source code, technical know-how, methods and procedures for operation, benchmark test results, information about employees, customers, marketing strategies, services, business or technical plans and proposals, in any form; and any other information relating to either Party that is not generally known to the public at large.

     GeoCities agrees that it shall not be deemed a breach of this Agreement for CDnow to disclose the terms and conditions of this Agreement in any regulatory filing with the Securities & Exchange Commission, which CDnow in good faith determines is required, provided CDnow seeks confidential treatment of the material financial terms and conditions of this Agreement.

     Confidential Information shall not include information that (a) is or becomes generally known or available to the public at large through no negligent act or omission of either Party; (b) can be demonstrated to have been available lawfully to either Party prior to the disclosure or had thereafter been furnished to either Party without restrictions to disclosure or use; or (c) can be demonstrated to be independently developed by the recipient of Confidential Information without use of such Confidential Information and such independent development is proven on the basis of either Party's records related to such development.

     13.3 Following the execution of this Agreement, CDnow and GeoCities will prepare and distribute a joint press release (or coordinated press releases) announcing the transaction. The contents and timing of the release (or releases) shall be as mutually agreed by the Parties. Neither Party will issue any further press releases or make any other disclosures regarding this Agreement or its terms without the other Party's prior written consent or except as may be required by law in the opinion of the Party's counsel.

     13.4 In its performance of this Agreement, each Party will comply with all applicable laws, regulations, orders and other requirements, now or hereafter in effect, of governmental authorities having jurisdiction. Without limiting the generality of the foregoing, each Party will pay, collect and remit such taxes as may be imposed upon it with respect to any compensation, royalties or transactions under this Agreement. Except as expressly provided herein, each Party will be responsible for all costs and expenses incurred by it in connection with the negotiation, execution and performance of this Agreement.

     13.5 Neither CDnow nor GeoCities will be liable for, or will be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions that are beyond such Party's reasonable control and that such Party is unable to overcome through the exercise of commercially reasonable diligence. If any force majeure event occurs, the affected party will give prompt written notice to the other Party and will use commercially reasonable efforts to minimize the impact of the event.

     13.6 Notices deliverable under this Agreement shall be given in writing, addressed to the Parties set forth below and shall be deemed to have been given either one (1) day after being given to an express overnight carrier with a reliable system for tracking delivery; or when sent by a confirmed facsimile with another copy sent by any other means specified in this paragraph; or three
(3) business days after having been mailed postage prepaid by United States registered or certified mail, return receipt requested:

For notices to CDnow:                        For notices to GeoCities:

Name: Rod Parker                             James A. Rea

Title: Senior Vice President, Marketing      Vice President Business Development

Address:  Jenkins Court, Suite 310           1918 Main Street, 3rd Floor
          610 Old York Road

City:  Jenkintown PA 19046                   Santa Monica, CA 90405-1030

Facsimile: (215) 517-4499                    Facsimile: (310) 664-6520

with a copy to the CDnow General Counsel

     13.7 If any litigation is commenced to enforce any provision of this Agreement or to seek a declaration of rights of the Parties hereunder or as a result of any breach of any provision of this Agreement, the prevailing Party will be entitled to recover from the non-prevailing Party all of its costs and expenses incurred in connection with such litigation, including without limitation reasonable attorneys' fees.

     13.8 Neither CDnow nor GeoCities may assign this Agreement, in whole or in part, without the other Party's prior written consent (which will not be withheld unreasonably), except to (a) any corporation resulting from any merger, consolidation or other reorganization involving the assigning Party, (b) any of its Affiliates, or (c) any individual or entity to which the assigning Party may transfer substantially all of its assets; provided that the assignee agrees in writing to be bound by all the terms and conditions of this Agreement. Subject to the foregoing, this Agreement will be binding on and enforceable by the Parties and their respective successors and permitted assigns.

     13.9 If any provision of this Agreement is declared null, void or otherwise unenforceable, such provision will be deemed to have been severed from this Agreement to the minimal extent if necessary, which Agreement will otherwise be and remain in full force and effect to its remaining provisions.

     13.10 This Agreement (a) represents the entire agreement between the Parties with respect to the subject matter hereof and supersedes any previous or contemporaneous oral or written agreements regarding such subject matter and (b) may be amended or modified only by a written instrument signed by a duly authorized agent of each Party. If any provision of this Agreement is held to be invalid, such invalidity will not effect the remaining provisions.

     13.11 This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together one and the same document.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above by their duly authorized representatives.


                                     CDnow

                                     By: /s/ Jason Olim
                                         ---------------------------------------
                                          Jason Olim
                                     Its:  President and Chief Executive Officer

                                     Jenkins Court, Suite 310
                                     610 Old York Road
                                     Jenkintown, PA 19046
                                     Facsimile: (215) 517-4399
                                     Attention: Jason Olim


                                     GEOCITIES

                                     By: /s/ James A. Rea
                                         ---------------------------------------
                                          James A. Rea

                                     Its:  Vice President Business Development

                                     1918 Main Street, 3rd Floor
                                     Santa Monica, California 90405
                                     Facsimile: (310) 664-6520
                                     Attention:  James A. Rea

EXHIBIT A

CDnow ICON

Home page image:

A Graphic depicting a CDnow logo plus tag line (World's Largest Music Store) to be no less than [***]. CDnow's presence shall be no less than the presentation of any other key commerce partner.

     Example of a CDnow Logo:



Neighborhood Home Page

A Graphic with CDnow Icon (promotional message Product shot or other CDnow graphical element) with a text message above the graphic promoting CDnow and two individually hyperlinked text messages below the graphic that can be linked to unique CDnow pages. CDnow's presence shall be no less than the presentation of any other key commerce partner.

Image  to be no less than [***] or [***]

For example:



  [Picture of Logos]




[***] Confidential treatment requested for redacted portion.

Topic Pages:

CDnow branded text message plus CDnow logo with at least two hyperlinked text messages that can be linked to unique CDnow pages. CDnow's presence shall be no less than the presentation of any other key commerce partner.

For Example:



RETURN ICON SPECIFlCATIONS


Size

Total Carry-through Bar Size: [***] as of April 1, 1997 all Carry-through Bar sizes must be [***] to comply with the Internet Advertising Bureau's (IAB) banner standards.

Live area for Partner Logo:  [***]




Timing

CDnow requires a minimum of five business days from when we receive the Carry-through bar to implement it on our site.



Carry-through Bar Samples



[***] Confidential treatment requested for redacted portion.

Color

Bar is black at all times.
Only partner logos/icons can be as many colors as desired with a black background
"Return to..." copy is mandatory and must be set up as white Helvetica Neue Black 10pt type, centered and 5 pixels in from the left-hand side of the first black bar

We recommend all copy to be white

To pick up a template go to http://cdnow.com/cobrand template

Format

Must be saved in a GIF file format

Placement

Carry-through bar is placed on the top and bottom of each CDnow page. Only those people who visit CDnow from your site will see the Carry-through bar

URL/Address

Partners have the option of 1 to 3 links on their Carry-through bar The URLs will be provided by the partner

If more than one link is desired, the bar must consist of multiple gif images that reference previous Carry-through bar specifications. When using multiple gif images keep two pixels between each bar. No image maps are permitted. Please see the following page for more examples of possible banner solutions.



Source Code

CDnow will provide the partner with a from equals(from=) tag. This tag allows us to identify customers coming from the Partners site to CDnow.

                                   EXHIBIT B
          Promotion Placements and Participation in Strategic Programs

Staged Deployment of CDNOW Promotion on GeoCities

STATE I

Target Start Date top bed Implemented as Soon as Possible After Signing
Agreement:

1)  Main GeoCities Home Page;

2)  Each GeoCities Neighborhood Homepage (currently 39 and growing);

3)  Each Neighborhood Topic Page (currently between 500 and 600);

4)  Experimentation with Popups and/or Interstitials;

5) Announcement of Relationship in World Report (using a reasonable announcement that is editorially appropriate);

6) Experimentation with Inclusion in New Member Welcome Package (Welcome Wagon); and

7)  Banners.

STAGE II

GeoCities will make best efforts to implement within two months of the Commencement Date.

1)  Offer Cosmic Credit Program for Homesteaders;

2) Incentive Program for Homesteaders to Host CDnow Sponsored Chat on their Homepages;

3) Experimentation with Targeted Product Offerings within GeoCities Chat Sessions; and

4)  Senior Positioning in GeoCities Marketplace.

STAGE III

GeoCities to make best efforts to implement within three months of the Commencement Date. Experimentation with various concepts and deploying those which appear to provide successful results including:

1)  Product Offers on Search Result Pages;

2)  Product Offers on Interest Pages;

3)  Product offers within Instant Messaging; and

4)  Greeting Card/Gift Certificate Offers.

                                   EXHIBIT C

                  Competitors in Music and/or Video Categories

Pursuant to Section 1.7(a) of the Agreement, Competitor includes (i) [***] and any other online music retail sites sponsored or promoted by [***]; (ii) [***], including, without limitation, [***]; (iii) any online music store sponsored or promoted buy a record label; (iv) [***]; and (v) any online music store sponsored or promoted by [***], [***] or [***].


[***] Confidential treatment requested for redacted portion.

                                       20